UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2011

CARDINAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-24557	54-1874630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8270 Greensboro Drive, Suite 500
McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 584-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2011, the Compensation Committee and Board of Directors approved an amendment to the Executive Employment Agreement, dated as of February 12, 2002 (the “Agreement”), between Cardinal Financial Corporation (the “Company”) and Christopher W. Bergstrom, the Company’s Executive Vice President and Chief Risk Officer.  The Agreement provides, in part, that Mr. Bergstrom will receive a lump-sum severance payment and continued group health and dental insurance benefits if his employment is terminated other than for “cause” by the Company, or voluntarily by Mr. Bergstrom, following a “change in control” of the Company (as those terms are defined in the Agreement).  Effective August 17, 2011, the amendment modified these provisions in the Agreement to increase the amount of the severance payment from 18 to 24 months salary and the term of the continued group and health insurance benefits from 18 to 24 months.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

10.1	Addendum to Executive Employment Agreement of Christopher W. Bergstrom

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL FINANCIAL CORPORATION
(Registrant)

Date: August 23, 2011	By:	/s/ Jennifer L. Deacon
Jennifer L. Deacon
Senior Vice President and
Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

10.1	Addendum to Executive Employment Agreement of Christopher W. Bergstrom